EXHIBIT 10.5

OPTION AND LICENSE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and is effective the 10th day of June, 1998 (the “Effective Date”) by and between:

Adolor Corporation, a Delaware corporation having its principal place of business at 371 Phoenixville Pike, Malvern, Pennsylvania 19355 (“ADOLOR”)

and

Roberts Laboratories Inc., a New Jersey corporation, having its principal place of business at 4 Industrial Way West, Eatontown, New Jersey 07724 (“ROBERTS”).

RECITALS

1. ADOLOR is engaged in the development and marketing of therapeutic products utilizing opiate receptor-mediated pathways.

2. ROBERTS has acquired from Eli Lilly and Company (“Lilly”), in an agreement dated November 5, 1996 (the “Lilly License”), an exclusive, world-wide license to make, have made, use or sell (+)-[2(S)-[4(R)-(3-hydroxyphenyl)- 3(R),4-dimethyl-1-piperidinyl]methyl]-1-oxo-3-phenylpropyl]amino]-acetic acid and all pharmaceutically acceptable salts and solvates thereof (the “Compound”), with the right to sublicense, which Lilly License and its Appendices A and B are appended hereto as Exhibit A.

3. An Investigational new Drug Application (“IND”), made to the United States Food and Drug Administration (“FDA”), was initiated for the Compound, but currently there is no activity pursuant to this Application.

4. As ADOLOR believes the Compound may provide the basis for a therapeutic product utilizing opiate receptor-mediated pathways, ADOLOR desires to obtain and ROBERTS desires to provide an exclusive, world-wide license including (a) a “Phase A” during which ADOLOR will seek to establish the therapeutic index of the Compound, and (b), provided the therapeutic index is satisfactory to ADOLOR at its sole discretion, a “Phase B” during which ADOLOR will pursue development and commercialization of the Compound.

5. Assuming ADOLOR proceeds to Phase B, ADOLOR further desires to seek to convert the license to an assignment of the Lilly License to ADOLOR subject to the same duties as between ADOLOR and ROBERTS as are set forth below, and ROBERTS desires to deliver such assignment to ADOLOR and to exert best efforts to obtain for ADOLOR the required permission from Lilly, though in the absence of such an assignment the license provided herein shall be maintained.

NOW THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth the parties agree to be legally bound as follows:

ARTICLE I - DEFINITIONS

Section 1.1. “Affiliate,” “Compound,” “End User,” “Lilly Intellectual Property Rights,” “Net Sales” and “Product” shall have the meanings, respectively, set forth in the Lilly License.

Section 1.2. “First Commercial Sale” shall mean the first time sales are made of Product by ADOLOR to an unrelated third party on a country by country basis.

Section 1.3. “Lilly Know-How” shall have the meaning set forth for “Know- How” in the Lilly License.

Section 1.4. “NDA” shall mean an application filed with the FDA for the approval of the manufacturing, marketing or importation of a therapeutic product for use in humans. The references below to “similar filing” shall encompass, for example, Product License Applications (“PLAs”) and Pre-Marketing Applications (“PMAs”).

Section 1.5. “Technical Information” shall mean Technology which is owned, discovered or developed by or licensed to ROBERTS which is embodied or employed in the composition, manufacture or use of the Compound or Product, or components, reagents, parts or elements thereof. “ADOLOR Technical Information” shall mean Technology which is owned, discovered or developed by ADOLOR which is embodied or employed in the composition, manufacture or use of the Compound or Product, or components, reagents, parts or elements thereof.

Section 1.6. “Technology” shall mean know-how, protocols, processes, instruments, machines, materials,

compositions, tests procedures, manufacturing procedures, techniques, formulations, methodologies and data, inventions, observations and information, related to the Compound or the Product.

ARTICLE II - LICENSE

Pursuant to the Lilly Intellectual Property Rights or any ROBERTS Technical Information, ROBERTS grants ADOLOR an exclusive, world-wide license to make, have made, use, sell or import Product pursuant to the Lilly Intellectual Property Rights or any other ROBERTS Technical Information. The term of the license shall be either the term of Phase A or, if ADOLOR elects to proceed with Phase B, the sum of the terms of Phase A and Phase B.

The rights acquired hereunder shall include all rights licensed to ROBERTS pursuant to the Lilly License.

ARTICLE III - PHASE A

Section 3.1. - Phase A Consideration

In consideration for Phase A, ADOLOR shall deliver to ROBERTS a non-refundable payment of $300,000 on the Effective Date.

Section 3.2. - Phase A Term

The term of Phase A shall be from the Effective date until the earlier of (a) the date on which ADOLOR delivers to ROBERTS notice of ADOLOR’s completing studies sufficient to establish the therapeutic index of the Compound and of whether ADOLOR intends to initiate Phase B and (b) July 31, 1999. The parties acknowledge that there are areas of risk to ADOLOR’s ability to meet this timetable including:

•                       the risk that the pharmaceutical composition of the Compound or Product provided by ROBERTS be insufficient in quality or quantity to conduct the studies necessary to establish the therapeutic index; and

•                       the risk that the FDA will suspend or place on hold any activity pursuant to the IND for the Compound.

The parties further acknowledge that the above exemplified risks, should they become realities, would provide cause for the July 31, 1999 term expiration date to be extended. Should an event outside of ADOLOR’s control give rise to a reasonable basis to extend the July 31, 1999 term expiration date, meaning that it is reasonable to expect that ADOLOR acting with commercially reasonable diligence shall not have completed studies to establish the therapeutic index of the Compound by July 31, 1999, an extension of time will be provided to enable ADOLOR to complete the studies and the parties shall negotiate in good faith and arrive at a reasonable period of extension.

Section 3.3. - ADOLOR’s Phase A Duties

In addition to any other duties imposed by this Agreement, during the term of Phase A, ADOLOR shall use commercially reasonable efforts to conduct studies, including Phase I clinical studies, to establish the therapeutic index of the Compound. All costs associated therewith shall be borne by ADOLOR. While the Phase A is in effect, ADOLOR agrees to undertake the obligations incumbent on ROBERTS under the Lilly License, with the exception of the milestone payments set forth in Section 3.01 of the Lilly License and the costs associated with prosecuting or maintaining patents under the Lilly Intellectual Property Rights, which shall continue to be borne by ROBERTS.

Section 3.4. - ROBERTS’ Phase A Duties

In addition to any other duties imposed by this Agreement, ROBERTS shall:

(a) provide ADOLOR its stocks of the Compound, in the amount ROBERTS possesses in whatever condition that such Compound may be as of the Effective Date; and

(b) during the term of Phase A, refrain from discussing, negotiating or agreeing to, with a third party, a license or assignment of rights in the Compound, or its use, manufacture, sale or import.

ARTICLE IV - PHASE B

Section 4.1. - Term and Contingency

The term of Phase B begins on the last day of Phase A through to the end of the term defined in Section 8.01

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

of the Lilly License. Entrance into Phase B is contingent on ADOLOR delivering to ROBERTS during the term of Phase A notice of ADOLOR’s intent to proceed with Phase B.

Section 4.2. - Phase B Consideration

Subject to the foregoing, in consideration for Phase B, ADOLOR shall pay ROBERTS:

•             $300,000 payable within five (5) business days of the expiration of Phase A;

•             $500,000 payable within five (5) business days of the filing of a first application for a NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product;

•             $900,000 payable within five (5) business days of receiving notice of acceptance of a first NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product; and

•             a royalty equal to []*% of Net Sales.

ADOLOR shall pay Lilly, on behalf of ROBERTS, $500,000 upon acceptance of a first NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product, in accordance with Section 3.01(v) the Lilly License. ADOLOR agrees to pay Lilly, on behalf of ROBERTS, a royalty equal to []*% of Net Sales in accordance with the Lilly License. For any payment made on behalf of ROBERTS, ADOLOR shall deliver proof of such payment to ROBERTS.

Section 4.3. - ADOLOR’s Phase B Duties

While Phase B is in effect, ADOLOR agrees to undertake the obligations incumbent on ROBERTS under the Lilly License and accruing during Phase B, with the exception of the execution milestone payment set forth in Section 3.01(a)(i) of the Lilly License. Except for costs associated with Robert’s duties under this Agreement, all costs associated with developing and commercializing the Compound or Product shall be borne by ADOLOR.

ARTICLE V - SUBLICENSES OF THIS AGREEMENT

(a) ADOLOR shall have the right to grant sublicenses hereunder consistent with the terms of the Lilly License, provided, however, that should ADOLOR grant a sublicense hereunder within seventy-five (75) days of the Effective Date, ROBERTS shall receive 25% of any payments made to ADOLOR in consideration of such sublicense.

(b) Should ADOLOR decide to actively seek to sublicense marketing rights in the Compound or seriously consider a good faith offer by a third party to sublicense such marketing rights, ADOLOR shall notify ROBERTS of its intention to seriously seek to sublicense the marketing rights and shall provide ROBERTS with an opportunity to negotiate in good faith for a sublicense to the marketing rights. However, nothing herein shall imply that ROBERTS has a right of priority or preference in such negotiations, or imply any restraints whatsoever on ADOLOR’s business judgment as to partners in marketing the Compound.

ARTICLE VI - TECHNOLOGY TRANSFER

Section 6.1. - From ROBERTS to ADOLOR

Following execution and payment under Section 3.1 ROBERTS shall deliver to ADOLOR copies of the Lilly Know-how, ROBERTS Technical Information, and its inventory of Compound and intermediates for the production of Compound.

Section 6.2. - From ADOLOR to ROBERTS

(a) Should ADOLOR establish the therapeutic index of the Compound but nonetheless decline to initiate Phase B, ADOLOR shall deliver to ROBERTS copies of ADOLOR data on the therapeutic index of the Compound and any other ADOLOR data on the therapeutic efficacy of the Compound as well as any dosage forms containing the Compound.

(b) Should ADOLOR fail to establish the therapeutic index and should ADOLOR not dispute that the term of Phase A, taking into consideration any extensions thereto under Section 3.2, has expired, then ADOLOR shall deliver to ROBERTS copies of ADOLOR data on the therapeutic index of the Compound and any

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

other ADOLOR data on the therapeutic efficacy of the Compound as well as any dosage forms containing the Compound.

(c) All such materials delivered to ROBERTS pursuant to this Section 6.2 shall thus become the sole and exclusive property of ROBERTS.

ARTICLE VII - REPORTS, RECORDS, PAYMENTS

Section 7.1. - Quarterly Reports

(a) ADOLOR shall give ROBERTS prompt written notice of-the first acceptance of a NDA or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a Product.

(b) Within forty five (45) days after the end of each calendar quarter following the First Commercial Sale in any country, whether or not a royalty payment is due for that period, ADOLOR shall provide ROBERTS with a written statement with respect to such period, specifying the gross sales, the calculation of Net Sales and Net Sales of Product during the period, and the amount of royalty due, if any, together with the payment of royalties due.

Section 7.2. - Records

(a) ADOLOR shall keep complete and accurate records pertaining to the manufacture, use and sale of Product appropriate to determine royalties payable under Section 4.2 of this Agreement.

(b) At the request and expense of ROBERTS, an independent certified public accountant, selected by ROBERTS and reasonably approved by ADOLOR, shall have access limited to once per calendar year, at ADOLOR’s principal place of business during ordinary business hours, to such records maintained by ADOLOR as may be necessary to:

(i) determine, with respect to any of the two (2) preceding years the correctness of any report or payment made under this Agreement, or

(ii) obtain information with respect to any of the two (2) preceding years as to the royalty payable in the case of ADOLOR’s failure to report or pay such royalty pursuant to this Agreement.

(c) If deemed necessary or desirable in the sole opinion of the accountant, the accountant shall at ROBERTS’ expense be permitted to consult with and obtain the assistance of consultants selected by the accountant and reasonably acceptable to ADOLOR. Neither the accountant nor the selected consultants shall disclose to ROBERTS or any third pasties any information relating to the business of ADOLOR other than information relating solely to the accuracy of the reports and payments under this Agreement.

Section 7.3. - Payment of Royalty

(a) ADOLOR shall pay the royalty due under Section 4.2 for sales of Product in each calendar quarter within forty five (45) days after the end of such calendar quarter.

(b) All royalty due hereunder shall be paid in same day United States funds.

(c) Any sum required under the laws of any governmental authority to be withheld by ADOLOR from payment of royalties for the account of ROBERTS under Section 4.2 shall be promptly paid by ADOLOR for and on behalf of ROBERTS to the appropriate tax or other governmental authorities and ADOLOR shall furnish ROBERTS with copies of official tax receipts or other appropriate evidence issued by the appropriate tax or other governmental authorities.

(d) Should an audit under Section 7.2(b) identify a delinquency in royalties due. ADOLOR shall pay, in addition to such delinquent amount, liquidated damages of 1 1/2% of the delinquency per month of the delinquency. Should such delinquency in any year exceed five percent (5%), ADOLOR shall pay for the audit fees and expenses incurred by ROBERTS.

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

ARTICLE VIII - CONFIDENTIALITY

Section 8.1. - Nondisclosure and Nonuse

(a) ROBERTS and ADOLOR shall each retain in confidence information obtained from the other under this Agreement and shall not disclose such information to any third party except:

(i) consultants and Affiliates who are obligated to maintain it in confidence pursuant to written agreements which incorporate the terms of this Article VIII.

(ii) as necessary to obtain approval from a governmental agency in order to market the Product; or

(iii) as otherwise may be required by law, regulation or judicial order, and shall not use such information for any purposes other than those contemplated by this Agreement. Each party shall take all reasonable precautions to safeguard the confidentially of the information.

Section 8.2. - Exceptions

The obligations of nondisclosure and nonuse of this Article VIII shall not apply to information which:

(a) is known to the receiving party, as evidenced by written records maintained by the receiving party, or to the public, or is in the public domain, prior to its disclosure under this Agreement;

(b) is hereafter lawfully disclosed to the receiving party by a third party not- under an obligation of confidence to the other party;

(c) subsequently enters the public domain or becomes known to the public by some means other than a breach of this Agreement;

(d) is required by law to be disclosed; or

(e) becomes the property of the property of the disclosing party pursuant to this Agreement.

Section 8.3. - Purpose of Article

Each party acknowledges that the restrictions contained in this Article VIII are necessary and reasonable to protect the legitimate interests of the parties and a violation of this Article by a party may result in irreparable harm to the other party.

Section 8.4. - Term

The provisions of this Article VIII shall survive the expiration or termination of this Agreement and continue for five (5) years thereafter.

Section 8.5. - Merger

Upon execution, all confidential information relating to the Compound disclosed under any previous confidentially agreements between ROBERTS and ADOLOR shall be governed by this Agreement instead of such prior agreement.

ARTICLE IX - INVENTIONS AND PATENTS

Section 9.1. - Patents

(a) While licensed under Phase B, ADOLOR shall make the payments for prosecuting and maintaining patent applications set forth in Section 4.03 of the Lilly License.  (b) While ADOLOR is licensed under Phase B, should Lilly elect, in any country, to not prosecute or maintain an application or not to maintain or defend an issued patent, ADOLOR shall be given timely notice and shall have the right to direct that such prosecution, maintenance or defense be conducted at ADOLOR’s expense. If (1) ADOLOR declines to undertake such expense, (2) the application or patent at issue is the only Lilly patent or Application covering the Compound, its synthesis, use or formulation in the given country, and (3) such prosecution, maintenance or defense is conducted at ROBERTS’ expense, the license granted by this Agreement shall no longer apply with respect to such county.

(c) While ADOLOR is licensed under Phase B, Lilly may, pursuant to Section 4.03 of the Lilly License, send notice to ROBERTS of a cost associated with prosecuting, maintaining or defending an application or patent in a given country, a copy of which notice shall be timely forwarded to ADOLOR. If ADOLOR elects not to pay such costs, ROBERTS may on its own account, without compensation from ADOLOR, undertake

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

the costs payable to Lilly. If (1) ADOLOR elects not to pay such costs, (2) the application or patent at issue is the only Lilly patent or application covering the Compound, its synthesis, use or formulation in the country, and (3) the costs payable to Lilly for such prosecution, maintenance or defense are undertaken by ROBERTS, the license granted by this Agreement shall no longer apply with respect to such county.

(d) An official of ADOLOR designated by ADOLOR shall receive copies from ROBERTS of all significant correspondence to and from the U.S. Patent and Trademark Office or other, foreign patent administrative body relating to Licensed Patents.

(e) ROBERTS shall consult with ADOLOR on any matters arising under Section 4.06 of the Lilly License (regarding reexamination, reissue other proceedings relating to granted patents), and ROBERTS shall provide no Consent under that Section 4.06 without the prior consent of ADOLOR.

Section 9.2. - Third-Party Infringement

(a) If either ADOLOR or ROBERTS learns of an infringement or threatened infringement of Lilly Intellectual Property Rights or ADOLOR or ROBERTS Technical Information wherein the infringement or threatened infringement involves a third party’s manufacture, or sale of Compound or Product, the party who so learns shall notify the other party within a reasonable time. (b) While ADOLOR is licensed under Phase B, ADOLOR shall have the rights allocated to ROBERTS in Section 4.05 of the Lilly License to participate in actions to terminate an infringement of Lilly Intellectual Property Rights. ROBERTS will execute (and cause its Affiliates to execute) all documents necessary to effect this provision. While ADOLOR is licensed under Phase B, ADOLOR shall have the same rights to participate in actions to terminate an infringement of ROBERTS Technical Information as ROBERTS has with respect to Lilly Intellectual Property Rights under the Lilly License.

(c) With respect to an action involving Lilly, the parties shall endeavor to have recoveries allocated in proportion to reasonable costs incurred by the parties. With respect to actions not involving Lilly, recoveries shall be so allocated.

ARTICLE X - EXPIRATION AND TERMINATION

Section 10.1. - Expiration

Unless terminated earlier under other provisions of this Agreement will expire at the end of the term set forth Section 8.01 of the Lilly License.

Section 10.2. - Surviving Rights

The provisions of 10.3 (Termination) and 12.5 (Governing Law) and Article VIII (CONFIDENTIALITY) of this Agreement shall survive the expiration or termination of this Agreement.

Section 10.3. - Termination

(a) ADOLOR may terminate this agreement with respect to Phase A by delivering notice of such termination to ROBERTS at least thirty (30) days prior to the effective date of such termination.

(b) Either party may terminate this Agreement upon (60) days prior written notice in the event of the other party’s breach of any other material provision of this Agreement, if such default or breath is not remedied within sixty (60) days from the date of such notice.

(c) Any failure to terminate shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches.

(d) Upon termination of this Agreement, each party shall upon the request of the other party return all books, records, documents and data which it shall have received from the other party pursuant to this Agreement.

(e) Termination of this Agreement by either party shall not prejudice the right of ROBERTS to recover any royalty or other payments due at the time of termination or which become due after termination based upon rights vested prior to termination and shall not prejudice any cause of action or claim of ROBERTS or ADOLOR accruing under this Agreement.

(f) ADOLOR shall not make, have made, use or sell the Compound or Product following termination of this Agreement, except that if termination occurs during Phase B ADOLOR may sell such stocks of the

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Compound or Product as it shall have on hand at the time of termination. This provision shall not exempt ADOLOR from the duty to pay royalty at the rates and times provided under this Agreement.

(g) ROBERTS shall not terminate this Agreement during Phase A and any term extensions pursuant to Section 3.2, provided that ADOLOR is proceeding in good faith to seek to establish the therapeutic index of the Compound.

ARTICLE XI - REPRESENTATIONS, WARRANTIES, COVENANTS

(a) ROBERTS represents and warrants that it is not in breach of the Lilly License and that it has the right to grant the licenses provided this Agreement.

(b) ROBERTS represents and warrants that it shall not take any action or refrain from any action so as to give Lilly cause to terminate the Lilly License.

(c) ROBERTS represents and warrants that it has undertaken no action, and that it knows of no action or other change of circumstances, that has diminished the value of the Lilly Intellectual Property Rights relative to the Lilly Intellectual Property Rights as they existed, or as ROBERTS understood them, on the fifth (5th) day of November, 1996, when the Lilly License was executed.

(d) ROBERTS shall use best efforts to obtain from Lilly permission to assign the Lilly License to ADOLOR, and, on obtaining such permission and receiving notice from ADOLOR of ADOLOR’s intent to initiate Phase B, shall assign the Lilly License to ADOLOR subject to the same duties as between ROBERTS and ADOLOR as set forth in this Agreement. Accordingly, this Agreement shall be, with respect to Phase B, converted to an agreement to assign.

(e) ROBERTS shall make available to ADOLOR personnel reasonably appropriate to help ADOLOR understand and implement the Lilly Know- how and the ROBERTS Technical Information. Such personnel shall include Phil Lange and shall be made available on ADOLOR’s request for a period not to exceed five (5) working days.

ARTICLE XII - MISCELLANEOUS PROVISIONS

Section 12.1. - Entire Understanding

This Agreement sets forth the entire understanding between ROBERTS and ADOLOR pertaining to its subject matter and supersedes and replaces all prior oral or written agreements between ROBERTS and ADOLOR pertaining to such subject matter.

Section 12.2. - Amendment

This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties.

Section 12.3. - Assignment

Neither party may assign this Agreement without the prior written approval of the other party except in connection with the sale or merger of the entire business or in connection with an assignment to an Affiliate. Such approval shall not unreasonably be withheld. Notwithstanding such approval, the assigning party shall be responsible to the party jointly or severally, with the assignee for any obligations under this Agreement.

Section 12.4. - Waiver

No provision of this Agreement shall be waived by any act, omission or knowledge of a party or its agents or employees, except by an instrument in writing expressly waving such provision and signed by the waiving party.

Section 12.5. - Governing Law

The Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of its conflict of laws provisions, and the parties consent to the jurisdiction and to venue at, a court within the District of the United States Federal Courts in which the defendant shall be found.

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Section 12.6. - Restriction of Distribution of this Agreement

This Agreement shall not be distributed to persons other than those personnel of ROBERTS and ADOLOR who shall have a need to know its contents and to those whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement, except as may be required by law, regulation or judicial order.

Section 12.7. - Publicity

Notwithstanding the provisions of Section 12.6, either party may publicly announce the existence of this Agreement and the nonfinancial terms contained herein, provided such announcement is consented to by Lilly. The parties shall consult with each other prior to any press release or other public disclosure.

Section 12.8. - Consents Not Unreasonably Withheld or Delayed

Whenever a provision is made in this Agreement for either party to secure the consent, approval or acceptance of the other, such consent, approval or acceptance shall not unreasonably be withheld or delayed.

Section 12.9. - Construction

The captions appearing in this Agreement are for reference purposes only and shall not be considered for the purpose of interpreting or construing this Agreement. The plural shall be substituted for singular numbers in any place in which the context may require such substitution.

Section 12.10. - Invalidity of Particular Provisions

If any provision of this Agreement is invalid or unenforceable by reason of any rule of law, administrative order or judicial decision, all other provisions of this Agreement shall remain in full force and effect.

Section 12.11. - Notices

Any notice or report required or permitted hereunder shall be given in writing by personal delivery or by registered or certified mail, return receipt requested, postage prepaid, and, if sent by mail, shall be effective upon delivery to the following addresses:

ROBERTS LABORATORIES INC.

4 Industrial Way West

Eatontown, New Jersey 07724

ATTN: A.A. Rascio, Vice President

ADOLOR CORPORATION

371 Phoenixville Pike

Malvern, Pennsylvania 19355

ATTN: President

or such other address as a party may designate by prior written notice to the other party.

Section 12.12. - Payment Method

All payments by ADOLOR to ROBERTS under this Agreement shall be by wire transfer of same day funds to ROBERTS’ bank account. ROBERTS shall supply ADOLOR with the bank, routing and account information needed for such a wire transfer.

Section 12.13. - Late Payments

All payments due ROBERTS under this Agreement which are received later than the due date, shall be subject to an additional payment of one and one-half percent (1.5%) per month or portion thereof as liquidated damages for payments received later than the due date.

Section 12.14. - Currency

All references to currency and payments shall be in U.S. dollars.

Section 12.15. - Force Majeure

Each party hereto shall be relieved of its obligations hereunder to the extent that fulfillment of such obligations shall be prevented by acts of war, labor difficulties, riot, fire, flood, hurricane, wind storm, acts of defaults of

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

common carriers, governmental laws, act or regulations (including withdrawal or suspension of governmental approval of sale of Product), shortages of materials or any other occurrence beyond the control of the party affected thereby.

(Any Remainder of this page beyond this line is intentionally left blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

ADOLOR CORPORATION

By:	/s/: John J. Farrar

Title:	President and Chief Executive Officer

Date:	June 8, 1998

ROBERTS LABORATORIES INC.

By:	/s/: Anthony A. Rascio

Title:	VP

Date:	6/10/98

In order to induce Adolor Corporation to execute this Agreement, Robert Pharmaceutical Corporation, the parent company of Robert Laboratories Inc., hereby unconditionally guarantees the due payment and performance of all obligations of Roberts Laboratories Inc. contained in this Agreement.

ROBERTS PHARMACEUTICAL CORPORATION

By:	/s/: Anthony A. Rascio

Title:	VP

Date:	6/10/98

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

EXHIBIT A

LICENSE AGREEMENT

[LY246736]

This License Agreement (“Agreement”) is made as of the 5th day of November, 1996 by and between Eli Lilly and Company, an Indiana corporation (“Lilly”) and Roberts Laboratories Inc., a New Jersey corporation (“Roberts”).

RECITALS

1.             Lilly and Roberts are in the business of discovering, developing and marketing pharmaceutical products.

2.             Lilly has discovered a compound internally designated as LY246736 (as defined in Section 1.02 below, the “Compound”) which may be useful in the treatment of functional gastrointestinal disorders and other indications. Lilly has previously engaged in certain research and development efforts with respect to the Compound, but has concluded that future development efforts could best be conducted by a company with a focus on gastrointestinal products.

3.             Roberts desires to license from Lilly certain rights of Lilly to the Compound and to pursue development and commercialization of the Compound within the Territory (as defined below), and Lilly is willing to grant such license, all upon the terms and conditions set forth in this License Agreement.

AGREEMENT

In consideration of the Recitals and the mutual covenants and agreements set forth below, the parties agree as follows:

Article 1

Definitions

When used in this Agreement, each of the following terms shall have the meanings set forth below.

Section 1.01. “Affiliate” of a party hereto means any corporation or business entity which at the time in question controls, is under common control with, or is controlled by such party. As used herein, control shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock or similar interests of the corporation or business entity or the ability to otherwise control the management of the corporation or business entity.

Section 1.02. “Compound” means (+)-[[2(S)-[[4(R)-(3-hydroxyphenyl)-3(R),4-dimethyl-1-piperidinyl]methyl]-1-oxo-3-phenylpropyl]amino]-acetic acid and all

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

pharmaceutically acceptable salts and solvates thereof.

Section 1.03. “End User” means a wholesaler, distributor, pharmacy, hospital, health care organization or patient.

Section 1.04. “Know-How” means the items listed on the attached Appendix A which are owned by or licensed to Lilly and reasonably useful to Roberts in developing and manufacturing the Compound and Product.

Section 1.05. “Lilly Intellectual Property Rights” means all patent rights, trade secret rights, and Know-How rights owned, licensed or otherwise controlled by Lilly as of the date hereof which encompass Compound and Product or are useful in preparing Compound and are effective in the Territory, including all divisions, continuations, continuations-in-part, reissuances, reexaminations, extensions, Supplementary Protection Certificates, and any similar intellectual property rights, and all counterparts thereof in the Territory. A list of all patent rights owned, licensed or otherwise controlled by Lilly as of the date hereof and which are encompassed hereunder is attached as Appendix B.

Section 1.06. “Net Sales” means with respect to a Product, the gross amount invoiced by Roberts, or any sublicensee, to an End User less the following deductions:

1.             Trade, quantity and cash discounts actually given or allowed;

2.                                       Rebates, allowances, Medicaid and Medicare reimbursements, chargebacks and similar deductions;

3.             Any tax imposed on the sale, delivery or use of the product; and

4.                                       Allowances or credits for returned goods or rejections of any Product which is unsalable.

All amounts of Net Sales shall be determined from the books and records of Roberts maintained in accordance with United States generally accepted accounting principles, consistently applied.

Section 1.07. “Product” means any pharmaceutical composition for use as a therapeutic or diagnostic product that incorporates the Compound.

Section 1.08. “Territory” means the entire world.

Article II

License

Lilly grants to Roberts an exclusive license to make, have made, use or sell within the Territory the Compound and Product pursuant to all Lilly Intellectual Property Rights. With respect to any patent rights licensed hereunder, such license shall be limited solely to those patent claims necessary to provide Roberts with the ability to make, have made, use or sell Product within the Territory and shall, further, be limited solely to the right to make, have made, use or sell Product within the Territory. Such license shall include the right of Roberts to sublicense, consistent with the terms of this Agreement. All terms and provisions of this Agreement shall apply to each sublicense to the same extent as they apply to Roberts, and Roberts shall guarantee performance by its sublicensee of all obligations imposed under

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

the terms of this Agreement.

Article III

Payments and Royalties

Section 3.01. Signing and Milestone Payments.

a.               As consideration for the licenses granted hereunder, Roberts shall pay Lilly by wire transfer to an account designated by Lilly the following amounts at the following times:

i.       $500,000: Upon execution of this agreement

ii.   $500,000: Upon acceptance of the first New Drug Application or similar filing in the United States, Canada, Japan or the European Community that seeks permission to market a product

b.              All payments described above shall be made within thirty (30) days of the relevant event, except for the payment described in (a)(i), which shall be made upon signing of this agreement.  Any payment not made when due shall bear interest at the United States prime rate on the due date as published in the Wall Street Journal, plus six percent (6%).

Section 3.02. Royalty. As additional consideration for the licenses granted hereunder, Roberts shall pay to Lilly a royalty equal to []*% of Net Sales of Product in the Territory. Royalties shall be reported and paid quarterly in accordance with Article VII of this Agreement.

Article IV

Prosecution and Infringement of Intellectual Property Rights

Section 4.01. Patent Term Extensions and Supplementary Protection Certificates. Lilly upon request of Roberts shall apply for (and grant Roberts a license under) patent term extensions, Supplementary Protection Certificates or functional equivalents thereof, in any jurisdiction within the Territory where such items are permissible, for any Lilly Intellectual Property Rights licensed to Roberts hereunder. Roberts will provide Lilly with all material and information as may be necessary to obtain any of the aforesaid rights.

Section 4.02. Prosecution and Maintenance of Licensed Patents.

(a)                                 Appendix B attached hereto identifies all pending applications and patents worldwide which are encompassed in the Lilly Intellectual Property Rights.

(b)                                 Lilly shall prosecute any pending applications of which it is the owner that are encompassed in the Lilly Intellectual Property Rights and maintain any patents that have issued or will issue thereon in full force and effect for the term of such patent. Should, during the course of prosecution of any pending claims, an official action rejecting the claims require that an amendment be made or action be taken which would limit or substantially change the scope of any license hereunder, Lilly will timely inform Roberts

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

in writing. Lilly shall consult Roberts before responding to any such official action, and allow Roberts to assist in the prosecution of such claims or, at Lilly’s option, allow Roberts the opportunity at its time and expense to prosecute such claims to Roberts satisfaction.

Section 4.03. Costs of Prosecution and Maintenance of Patents. Lilly shall bear all costs incurred in filing, prosecuting and maintaining all patents and patent applications encompassed within the Intellectual Property Rights, provided, however, that Roberts shall pay one-half (1/2) of all reasonable external expenses incurred by Lilly while prosecuting and maintaining such patents and patent applications. External expenses will include patent office fees and taxes in connection with the prosecution and maintenance of any patent or patent application and the fees of any patent attorneys or agents, external of Lilly, in connection with the ex parte prosecution and maintenance thereof. The allocation of such expenses will occur on an annual basis at the end of the last quarter of each calendar year, at which time Lilly will provide Roberts with an itemized list of external expenses denominated in United States dollars incurred during the previous annual period. Roberts will then reimburse Lilly’s expenses within sixty (60) days of the date of receipt of this itemized list. Notwithstanding the foregoing, Lilly may, at its sole discretion, choose not to prosecute or cease to maintain a patent or patent application in any country as it so desires and to the extent that Lilly chooses not to prosecute or ceases to maintain such patent or patent application Lilly shall not be responsible for any patent costs associated with prosecuting and/or maintaining the patent or patent application in such country. If Roberts desires to prosecute or maintain such patent or patent application Roberts may do so at its own expense; however, under these circumstances, Lilly would grant Roberts all of its patent rights associated with such patent in such country. Similarly, upon written notice to Lilly, Roberts may elect not to share in the prosecution or maintenance costs as described in this Section 4.03 related to a patent or patent application in a particular country; however, upon such election any rights that Roberts has in such patent in such country would be granted to Lilly.

Section 4.04. Option by Roberts to Discontinue License. Roberts, at its option, may elect to discontinue the license granted and surrender all rights hereunder as to any patent on a country-by-country basis. Such election must be made by thirty (30) days written notice by simultaneous facsimile transmission and certified mailing, and, with respect to the surrender of Roberts’ rights, will be effective as of the date of mailing. In the event such an election is made, Lilly’s obligations under Sections 4.01 and 4.02 and Roberts’ obligations under Section 4.03 will terminate thirty (30) days from the date of mailing with respect to the specific patent on which the election is made.

Section 4.05. Infringement. Each party shall give prompt notice to the other of any infringement, potential infringement or suspected infringement of Lilly Intellectual Property Rights that may come to such party’s attention. Promptly thereafter, the parties shall consult and cooperate fully to determine a course of action, including, but not limited to, the commencement of legal action by one or both parties, to cause such infringement, potential infringement or suspected infringement to be terminated. Each party, at its option, may elect to participate in or commence such a legal action. In the event of a joint action in which both parties agree to participate, the parties will share in the costs and the recovery of the agreed upon course of action in a manner to be agreed upon. Failing agreement on a

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

course of action to abate infringement, potential infringement or suspected infringement within sixty (60) days of the time such infringement, potential infringement or suspected infringement becomes known to both parties, either party shall have the right, at its own expense, to initiate and prosecute an action against the infringer and shall retain whatever damages are recovered. In the event Roberts is unable to initiate and prosecute such action solely in its own name, Lilly will execute (and cause its Affiliates to execute) all documents necessary for Roberts to initiate and prosecute such action. Neither party will enter into any settlement of any action referred to in this Section without the other party’s prior consent, which consent shall not be unreasonably withheld.

Section 4.06. Reexamination and Reissue. Lilly shall defend in a reasonable manner any patent encompassed within the Lilly Intellectual Property Rights in any reexamination or reissue proceeding in the United States Patent and Trademark Office and the applicable foreign equivalent. Before Lilly initiates a reissue proceeding, or before either party initiates a reexamination proceeding, the parties shall consult as to the desirability or necessity of such a proceeding. Such proceedings will not be abandoned prior to a final decision of the Patent Office Board of Appeals or Patent Office Board of Interferences and the applicable foreign equivalent without the consent of Roberts, which consent will not be unreasonably withheld taking into consideration, inter alia, the merits of the action of the Patent and Trademark Office and the applicable foreign equivalent, priority dates provable by any interference party (should an interference be involved), and the technological and commercial importance of the subject matter of the claims of the application or patent involved expenses shall be borne as provided in Section 4.03.

Article V

Disclosure of Agreement

Section 5.01. Disclosure of Agreement. Except as provided below, neither Roberts nor Lilly shall release any information to any third party with respect to the existence and terms of this Agreement without the prior written consent of the other party to this Agreement.

This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials, governmental filings, and discussions with lenders, investment bankers, public officials, and the media.

Section 5.02. Releases Required bv Law. If either party determines a release of information is required by law or governmental regulation, it shall notify the other in writing at least ten (10) days (or such shorter period where legally required) before the time of the proposed release. The notice shall include the exact text of the proposed release, the time and manner of the release, and the basis for such party’s belief that disclosure is required.

At the other party’s request and before the release, the party desiring to release information shall consult with the other party on the necessity for the disclosure and the text of the proposed release. In no event shall a release include information regarding the existence or terms of this Agreement that is not required by law or governmental regulation without the consent of the other party.

Notwithstanding any other terms of this Agreement, either party shall be permitted

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

and allowed to provide a copy of this Agreement or any terms hereof or otherwise provide any information with respect to the existence and terms of this Agreement to appropriate governmental taxing or drug regulatory authorities requested, without advance written notice or approval of the other party.

Article VI

Certain Undertakings

Section 6.01. Lilly Warranties. Lilly hereby warrants that it, to the best of its knowledge, is the sole owner of or is duly licensed under the Lilly Intellectual Property Rights licensed to Roberts hereunder and has a lawful right to grant the rights and licenses granted to Roberts hereunder.

Section 6.02. Roberts Efforts. Roberts hereby agrees to use its best efforts to develop and commercialize Products throughout the Territory. Roberts may abandon development efforts for the Compound at any time if in the reasonable judgment of Roberts further development efforts are not justified. If Roberts so abandons development, it shall upon request assign to Lilly or Lilly’s designee all intellectual property, records, data, clinical trial results and other information relating to the Compound in return for which Lilly or its designee shall pay to Roberts an amount equal to Roberts’ total development costs (including all out of pocket costs and reasonable internal costs). Roberts shall comply with all responsibilities for all adverse event reporting, annual reporting and any other reporting responsibilities to regulatory agencies in the Territory.

Section 6.03. Technical Assistance. For a period of one hundred eighty (180) days from the date hereof, Lilly will, through certain designated personnel, provide Roberts with such technical assistance, information and advice regarding the use of Lilly Intellectual Property Rights and the Know- How that may be reasonably necessary in connection with the manufacturing and testing of the Compound and Product. Lilly, at its expense, also agrees that such assistance may include one (1) visit to the Roberts facilities (not to exceed twenty-four (24) hours) located in New Jersey by at least one (1) qualified member of Lilly’s personnel to render on-site technical assistance. Except for the on-site visit described in this Section 6.03, all costs external to Lilly and associated with technical assistance shall be borne entirely by Roberts. Furthermore, Lilly shall not be required to engage extra personnel or to provide facilities in connection with providing technical assistance.

Article VII

Accounting

Section 7.01. Sales and Royalty Reports. Roberts shall deliver to Lilly within sixty (60) days after the end of each calendar quarter a written accounting of Roberts’ Net Sales and the royalty payment due to Lilly for such quarter. Such quarterly reports shall be in English and include the Net Sales of products on a country-by-country basis (expressed in United States dollars or computed under the provisions of Section 7.04 hereof), a sales forecast for each quarter of the current calendar year, and contain such other information as Lilly may from time to time reasonably request. Annually, by October 1, Roberts shall deliver to Lilly a sales forecast, by quarter, for the subsequent calendar year. All sales and

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

royalty reports shall be directed to Eli Lilly and Company, Attn: Royalty Administration, D.C. 2211, Lilly Corporate Center, Indianapolis, Indiana 46285. In the event Roberts makes Sales of Product(s) to persons other than End Users, Roberts shall require such persons to provide Roberts with such information as Lilly may reasonably request to permit Lilly to calculate and verify Net Sales and Royalties due.

Section 7.02. Delivery of Royalty. When Roberts delivers the accounting to Lilly, Roberts shall also pay by wire transfer or other method acceptable to Lilly royalty payments due to Lilly for the preceding calendar quarter. Any payment not made when due shall bear interest at the United States prime rate on due date as published in the Wall Street Journal, plus six percent (6%).

Section 7.03. Audits. Roberts shall keep accurate records in sufficient detail to enable the amounts due to Lilly hereunder to be determined.  During the term of this Agreement and for two (2) years after its termination, Lilly shall, not more than once each year and upon written notice, have the right, at its expense, to audit the books and records of Roberts for the purpose of determining the accuracy of royalty payments. If Roberts has underpaid a royalty amount due under this Agreement by more than five percent (5%), Roberts shall, in addition to paying any royalties due, also reimburse Lilly for the cost of such audit.

Section 7.04. Exchange Rates and Currency Translation. All payments to be made by Roberts to Lilly under this Agreement shall be made and reported in United States dollars. The rate of exchange to be used in computing the amount of Net Sales and the United States dollars due Lilly shall be calculated using Roberts’ then current standard exchange rate methodology, which methodology is used by Roberts in the translation of its foreign currency operating results for external reporting, is consistent with United States generally accepted accounting principles and generally reviewed and approved by Roberts’ independent certified public accountants.

Section 7.05. Withholding Taxes. Roberts shall have no liability for any income taxes levied against Lilly on account of royalties paid hereunder. If laws or regulations require that any such taxes be withheld by Roberts, Roberts shall deduct such taxes from the payment due Lilly, pay the taxes so withheld to the proper taxing authority, and send proof of payment to Lilly annually within ninety (90) days of the first day of the year following such payment. If Lilly desires to obtain a refund of any taxes so withheld and paid to a taxing authority, Roberts shall cooperate in the pursuit of such refund.

Article VIII

Term and Termination

Section 8.01. Term. This Agreement shall become effective On the date hereof, and shall remain in effect until the later of either: (i) the life of the last to expire of the patents encompassed in the Lilly Intellectual Property, or (ii) fifteen (15) years from the date hereof. Upon termination of this Agreement as set forth in this Section 8.01, the licenses granted to Roberts hereunder shall be deemed to be paid up in full.

Section 8.02. Termination by Default. If either party is in default of any of its material obligations under this Agreement, or fails to remedy such a default within sixty

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

(60) after the other party sends written notice detailing the substance of the default to the defaulting party, the injured party may terminate this Agreement by written notice. In the event Lilly elects to terminate this Agreement by reason of any default by Roberts, the licenses granted hereunder shall terminate.

Section 8.03. Residual Obligation Upon Termination. Termination of this Agreement for any reason whatsoever will not release or discharge Lilly or Roberts from the performance of any obligation or the payment of any debt which may have previously accrued and remains to be performed, paid or discharged, at the date of such termination. However, upon termination no further obligations under this Agreement shall be incurred by Lilly or Roberts.

Article IX

Miscellaneous Provisions

Section 9.01. Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by an authorized representative of both parties.

Section 9.02. Entire Agreement. This Agreement constitutes the complete and definitive agreement of the parties on the subject matter hereof and supersedes, cancels and annuls all prior or subsequent agreements, understandings and undertakings relating to the subject matter hereof including, but without limiting the generality of the foregoing, any documents used by the parties in making or accepting any offer. There are no verbal agreements, warranties, representations or understandings affecting this Agreement, and all previous or other negotiations, representations and understandings between Lilly and Roberts are merged herein.

Section 9.03. Severability. Each party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect. The parties specifically agree that nothing in this Agreement is intended to require either party to take, or not take, any action which would constitute a violation of any applicable law or regulation, including but not limited to those regarding trade.

Section 9.04. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, postage prepaid, or sent by national overnight delivery service, or by acknowledged facsimile. Unless otherwise specified in writing, the mailing addresses of the parties shall be as follows:

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

For Roberts:

Roberts Laboratories Inc.

4 Industrial Way West

Eatontown, New Jersey 07724

Attention: A. A. Rascio, Vice President

For Lilly:

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, IN 46285

Attention: General Counsel

Section 9.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Indiana, excluding any choice of law rules which may direct the application of the law of any other jurisdiction.

Section 9.06. Assignment. Except as expressly provided herein, neither party may assign its rights and obligations under this Agreement except to an Affiliate without the prior written consent of the other, except a party may make such an assignment without the other party’s consent in connection with any merger or sale of all or substantially all of its assets to which this Agreement relates. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assignees of the parties hereto.

Section 9.7. Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions are made for one party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

Section 9.8. No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

Section 9.9. Captions. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

Section 9.10. Force Majeure. Any delay or failure in the performance of any of the duties or obligations of any party hereto caused by an event outside the affected party’s reasonable control shall not be considered a breach of this Agreement, and the time required for such party’s performance shall be extended for a period equal to the period of such delay. Such events shall include, without limitation, any labor strike or lockout, act of God, war, fire, flood, embargo, act of any governmental authority, riot, or any other unforeseeable cause or causes beyond the reasonable control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are appropriate in the party’s discretion to relieve the effect of such cause as rapidly as possible.

Section 9.11 Currency. All references to “$” or “dollars” in this agreement shall refer to United States dollars.

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective officers thereunto duly authorized.

ROBERTS LABORATORIES INC.		ELI LILLY AND COMPANY

By:	/s/: R Lindell	By:	/s/: Charles E. Golden
Charles E. Golden
Title:		Title:	Executive VP and Chief Financial Officer

In order to induce Lilly to execute this Agreement, Roberts Pharmaceutical Corporation, the parent company of Roberts Laboratories Inc., hereby unconditionally guarantees the due payment and performance of all obligations of Roberts Laboratories, Inc. contained in this Agreement.

By:	/s/:	Anthony A. Rascio

Title:		VP

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Appendix A

Know-How shall mean all written information in the possession of Lilly regarding the Compound of the types listed below reasonably useful to Roberts in developing and manufacturing the compound. Lilly shall use its reasonable efforts to locate and furnish to Roberts all material documents representing Know-How. Roberts acknowledges that certain records may have been lost or destroyed or otherwise be unavailable. Provided that Lilly has used its reasonable efforts to locate such documents, Lilly shall have no further obligation to Roberts with respect to such documents.

•                  Marketing

•              Market Research on GI markets prepared with respect to the Compound

•              Initial forecasts of market potential for the Compound

•                  Toxicology

•              Written summary reports for the compound

•                  Project Management Status Reports

•              For the Compound for the 2 years prior to discontinuation of Lilly’s development effort

•                  Regulatory

•              Material regulatory documents relating to the Compound, if any

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Appendix A

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Appendix B

Patent Status

LY246736

X-8244	Compound, Method, Formulation Intermediate,

X-8847	Process, Salt, Dihydrate

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

X-8244

Country	Status	Appln/Patent No.

Argentina	Filed	322002
Australia	Issued	644051
Brazil	Filed	PI9201084
Canada	Filed	2064373-1
China	Filed	92102213.1
Czech Republic	Filed	PV902/92
EPO(1)	Filed	92302751
Finland	Filed	921345
Hungary	Filed	P9201013
Hungary	Issued	211622
Ireland	Filed	921003
Israel	Filed	101382
Iran	Issued	24724
Japan	Filed	70790/92
Korea	Filed	5104/92
Mexico	Filed	9201356
Malaysia	Filed	PI9200503
Norway	Filed	P921182
New Zealand	Issued	242117
Philippines	Issued	29102
Pakistan	Issued	133125
Russia	Filed	5011276
South Africa	Issued	92/2180
Taiwan	Filed	81102506
United States	Issued	5,250,542
Yugoslavia	Filed	P304/92

(1)  Austria, Belgium, Switzerland, Denmark, France, Germany, Spain, Greece, United Kingdom, Italy, Luxembourg, Netherlands, Portugal, Sweden

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

X-8847

Country	Status	Appln/Patent No.

Argentina	Filed	330283
Australia	Filed	79170/94
Brazil	Filed	PI9404842-8
Canada	Filed	2137221
Chile	Filed	1806/94
China	Filed	94119376.4
Columbia	Filed	94/055028
Czech republic	Filed	PV2992/94
EPO(2)	Filed	94308951.6
Finland	Filed	945703
Hungary	Filed	P9403466
Israel	Filed	111843
Japan	Filed	298356/94
Korea	Filed	32794/94
Mexico	Filed	949335
Malaysia	Filed	PI9403238
Norway	Filed	P944644
New Zealand	Filed	270039
Peru	Filed	256135
Philippines	Filed	49499
Pakistan	Issued	134381
Poland	Filed	P306068
Russia	Filed	94042903
South Africa	Issued	94/9584
Taiwan	Filed	03111189
Thailand	Filed	024707
Ukraine	Filed	94129124
United States	Issued	5,434,171
Venezuela	Filed	1890/94
Yugoslavia	Filed	P702/94

(2)  Austria, Belgium, Switzerland, Denmark, France, Germany, Spain, Greece, United Kingdom, Ireland Italy, Luxembourg, Netherlands, Portugal, Sweden, Slovenia

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

INTERNATIONAL PATENT FAMILY

U.S. PATENT NO. 5,250,542

COUNTRY	FILING DATE	(APPLICATION)/ PATENT NO.	ISSUE DATE	EXPIRATION DATE
Argentina	25 MAR 92	(322002)
Australia	27 MAR 92	644051	12 APR 94	27 MAR 2012
Austria	27 MAR 92	E157653	03 SEP 97	27 MAR 2012
Brazil	27 MAR 92	(PI9201084)
Canada	27 MAR 92	(2064373-1)
China	28 MAR 92	42951	08 AUG 98	28 MAR 2007
Czech Republic	25 MAR 92	(PV902/92)
Cyprus	03 SEP 97	0506478	21 OCT 97	27 MAR 2012
EPO*	27 MAR 92	0506478	03 SEP 97	27 MAR 2012
Finland	27 MAR 92	(921345)
Germany	27 MAR 92	P69221919.6-08	03 SEP 97
Hong Kong	20 OCT 97	HK1000441	20 MAR 98	27 MAR 2012
Hungary	25 MAR 92	211622	13 AUG 96	25 MAR 2012
Hungary	26 MAR 92	(P9201013)
Ireland	27 MAR 92	(921003)
Israel	26 MAR 92	101382	16 JUL97	26 MAR 2012
Iran	17 MAR 92	24724	26 JAN 93	17 MAR 2012
Japan	27 MAR 92	(70790/92)
Korea	27 MAR 92	(5104/92)
Mexico	26 MAR 92	186330	09 OCT 97	26 MAR 2012
Malaysia	25 MAR 92	(PI9200503)
Norway	26 MAR 92	(P921182)
New Zealand	25 MAR 92	242117	22 MAR 95	25 MAR .2012
Philippines	27 MAR 92	29102	07 SEP 95	07 SEP 2012
Pakistan	25 MAR 92	133125	23 JUN 94	25 MAR 2008
Russian Fed.	27 MAR 92	2076863	10 APR 97	27 MAR 2012
Singapore	12 FEB 97	MAILED
South Africa	25 MAR 92	92/2180	24 NOV 93	25 MAR 2012
Taiwan	01 APR 92	(81102506)		Abandoned
Trinidad/Tobago	27 MAR 92	970140	14 NOV 97	27 MAR 2012
Yugoslavia	26 MAR 92	(P304/92)

’Austria, Belgium, Switzerland, Denmark, France, Germany, Spain, Greece, United Kingdom, Italy, Luxembourg, Netherlands, Portugal, Sweden

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

INTERNATIONAL PATENT FAMILY

U.S. PATENT NO. 5,434,171

COUNTRY	FILING DATE	(APPLICATION)/ PATENT NO.	ISSUE DATE	EXPIRATION DATE
Argentina	02 DEC 94	(330283)
Australia	01 DEC 94	681198	11 DEC 97	01 DEC 2014
Brazil	02 DEC 94	(PI9404842-8)
Canada	02 DEC 94	(2137221)
Chile	02 DEC 94	(1806/94)
China	03 DEC 94	(94119376.4)
Colombia	02 DEC 94	(94/055028)
Czech Republic	01 DEC 94	(PV2992/94)
EPO*	02 DEC 94	(94308951.6)
Finland	02 DEC 94	(945703)
Hungary	02 DEC 94	(P9403466)
Israel	01 OEC 94	(111843)
Japan	01 DEC 94	(298356/94)
Korea	05 DEC 94	(32794/94)
Mexico	02 DEC 94	(949335)
Malaysia	05 DEC 94	(PI9403238)
Norway	02 DEC 94	302884	04 MAY 98	02 DEC 2014
New Zealand	01 DEC 94	270039	11 DEC 96	01 DEC 2014
Peru	01 DEC 94	983	30 JAN 98	01 DEC 2014
Philippines	02 DEC 94	(49499)
Pakistan	04 DEC 94	134381	27 AUG 96	04 DEC 0210
Poland	06 DEC 94	(P306068)
Russian Fed.	16 DEC 94	(94042903)
South Africa	01 DEC 94	94/9584	28 AUG 96	01 DEC 2014
Thailand	02 DEC 94	(024707)
Taiwan	01 DEC 94	NI-081666	11 NOV 96	30 NOV 2014
Ukraine	02 DEC 94	(94129124)
Venezuela	07 DEC 94	(1890/94)
Yugoslavia	02 DEC 94	(P702/94)

‘Austria, Belgium, Switzerland, Denmark, France, Germany, Ireland, Spain, Greece, United Kingdom, Italy, Luxembourg, Netherlands, Portugal, Slovenia, Sweden

INTERNATIONAL PATENT FAMILY

INTERMEDIATES RELATED TO LY246736

COUNTRY	FILING DATE	(APPLICATION)/ PATENT NO.	ISSUE DATE	EXPIRATION DATE
Canada	27 MAR 92	(2064382-0)
EPO*	27 MAR 92	0506468	26 APR 95	27 MAR 2012
Germany	27 MAR 92	P69202186.8-08	26 APR 95	27 MAR 2012
Spain	27 MAR 92	0506468	26 APR 95	27 MAR 2012
France	27 MAR 92	0506468	26 APR 95	27 MAR 2012
Great Britain	27 MAR 92	0506468	26 APR 95	27 MAR 2012
Italy	27 MAR 92	0506468	26 APR 95	27 MAR 2012
Japan	27 MAR 92	(70803/92)
United States	29 MAR 91	5159081	27 OCT 92	29 MAR 2011
United States	29 JUN 92	5270328	14 DEC 93	29 MAR 2011

“France, Germany, Spain, United Kingdom, Italy, Luxembourg

*Confidential Treatment Requested. Omitted portions filed with the Securities and Exchange Commission (the “Commission”).